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As filed with the Securities and Exchange Commission on March 24, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

CRIIMI MAE INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	52-1622022 (I.R.S. employer identification number)

11200 Rockville Pike
Rockville, Maryland 20852
(Address, including zip code, of principal executive offices)

CRIIMI MAE Management, Inc.
Retirement Plan
(Full title of the Plan)

Mark A. Libera
11200 Rockville Pike
Rockville, Maryland 20852
(301) 816-2300
(Name, address and telephone number, including area code of agent for services)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Maximum Proposed Offering Price Per Share	Maximum Proposed Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $.01 per share(1)	40,000 shares(2)	$10.80(3)	$432,000(3)	$54.73

(1)
This Registration Statement also covers an equal number of Series H Junior Preferred Stock purchase rights which are attached to and transferable only with the shares of Common Stock registered hereby. In addition, pursuant to Rule 416(c), this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the Plan described herein. This Registration Statement also covers the related interests in the trust created pursuant to the Plan.

(2)
Estimated maximum aggregate number of shares of CRIIMI MAE Inc. (the "Company") common stock purchasable with employer contributions under the CRIIMI MAE Management, Inc. Retirement Plan (the "Plan") during the next 12 months.

(3)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) and (c) based on the average of the high and low prices of the Company common stock on the New York Stock Exchange on March 22, 2004.

Part I

INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

        The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

        Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10 (a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        This Registration Statement provides for the registration of additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the CRIIMI MAE Management, Inc. Retirement Plan is effective. As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the registration statements relating to the CRIIMI MAE Management, Inc. Retirement Plan (Registration No. 333-68106 and Registration No. 333-88462).

        Section 11(a) of the Securities Act of 1933, as amended, provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to the registration statement (unless it is proved that at the time of the acquisition the person knew of the untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in the registration statement, report or valuation which purports to have been prepared or certified by the accountant.

        In May 2002, the Arthur Andersen partners who reviewed the Registrant's audited consolidated financial statements for the year ended December 31, 2001 and for each of the two years in the period ended December 31, 2001 resigned from Arthur Andersen. On August 31, 2002, Arthur Andersen LLP ceased practicing before the SEC. As a result, after reasonable efforts, the Registrant has been unable to obtain Arthur Andersen's written consent to the incorporation by reference into this registration statement of its audit reports with respect to the Registrant's financial statements.

        Under these circumstances, Rule 437a under the Securities Act permits the Registrant to file this registration statement without a written consent from Arthur Andersen LLP. Accordingly, Arthur Andersen LLP will not be liable under Section 11(a) of the Securities Act because it has not consented to being named as an expert in the registration statement.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit
5	Opinion of Venable LLP.
23	Consent of Ernst & Young LLP.
24	Power of Attorney (included on signature page of this Registration Statement).

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 9, 2004.

CRIIMI MAE INC.
By:	/s/ BARRY S. BLATTMAN Barry S. Blattman Chairman of the Board and Principal Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of CRIIMI MAE Inc., hereby constitute and appoint Barry S. Blattman and Cynthia O. Azzara, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Name	Title	Date

/s/ BARRY S. BLATTMAN Barry S. Blattman	Chairman of the Board and Principal Executive Officer	March 9, 2004
/s/ CYNTHIA O. AZZARA Cynthia O. Azzara	Executive Vice President, Chief Financial Officer and Treasurer	March 9, 2004
/s/ JEFFREY M. BLIDNER Jeffrey M. Blidner	Director	March 9, 2004
Joshua B. Gillon	Director

/s/ ARTHUR N. HAUT Arthur N. Haut	Director	March 9, 2004
/s/ ROBERT J. MERRICK Robert J. Merrick	Director	March 9, 2004
/s/ JOHN S. MOODY John S. Moody	Director	March 9, 2004
/s/ BRUCE K. ROBERTSON Bruce K. Robertson	Director	March 9, 2004
/s/ GLENN J. RUFRANO Glenn J. Rufrano	Director	March 9, 2004
/s/ ROBERT E. WOODS Robert E. Woods	Director	March 9, 2004

        Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 9, 2004.

CRIIMI MAE MANAGEMENT, INC. RETIREMENT PLAN
By:	/s/ BARRY S. BLATTMAN Barry S. Blattman Chairman of the Board and Principal Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
5	Opinion of Venable LLP.
23	Consent of Ernst & Young LLP.
24	Power of Attorney (included on signature page of this Registration Statement).

QuickLinks

Part I INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS
Part II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX